EXHIBIT 12.1



                          R&B FALCON CORPORATION
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              ($ IN MILLIONS)

                                                                      For the
                                                                       three
                                  Years Ended December 31,         Months Ended
                     ----------------------------------------------   March 31,
                      1995     1996     1997       1998       1999      2000
                     ------  -------  -------    -------    -------    -------
Income (loss) from
  continuing operations
  before income tax
  expense, minority
  interest and
  extraordinary item $ 32.6  $ 140.4  $ 123.9    $ 161.2    $ (87.1)   $(53.9)
Add
  Portion of rents
    representative
    of the interest
    factor              3.2      6.8     12.6       13.4       13.6       2.2
  Interest on
    indebtedness
    inclusive of
    amortization
    of deferred
    financing
    charges            34.6     40.8     41.6       63.9      169.8      51.9
                     ------  -------  -------    -------    -------    ------
      Income as
       adjusted      $ 70.4  $ 188.0  $ 178.1    $ 238.5    $  96.3    $   .2
                     ======  =======  =======    =======    =======    ======

Fixed charges
 Interest on
    indebtedness
    inclusive of
    amortization
    of deferred
    financing
    charges          $ 34.6  $  40.8  $  41.6    $  63.9    $ 169.8    $ 51.9
 Interest capitalized    .4      7.6     13.7       39.1       74.1      17.2
 Portion of rents
    representative
    of the interest
    factor              3.2      6.8     12.6       13.4       13.6       2.2
                     ------  -------  -------    -------    -------    ------
      Fixed charges  $ 38.2  $  55.2     67.9(a) $ 116.4(a) $ 257.5(a) $ 71.3
                     ======  =======  =======    =======    =======    ======
Ratio of earnings to
  fixed charges         1.8      3.4      2.6        2.0          -(b)      -(b)
                     ======  =======  =======    =======    =======    ======
_________________
(a) Fixed charges for the year ended December 31, 1997, 1998, and 1999 exclude interest cost of $.5 million, $12.2 million and $6.8 million,
    respectively,   related  to  the  debt  of  joint   venture   companies
    guaranteed by R&B Falcon Corporation.
(b) For  the year ended December 31, 1999 and the three months ended  March
    31, 2000, earnings did not cover fixed charges by $161.2 million and $71.1 million, respectively.





      COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                         PREFERRED STOCK DIVIDENDS
                              ($ IN MILLIONS)

                                                                      For the
                                                                       three
                                  Years Ended December 31,          Months Ended
                     ----------------------------------------------   March 31,
                      1995     1996     1997       1998       1999      2000
                     ------  -------  -------    -------    -------    ------
Income (loss) from
   continuing
   operations before
   income tax expense,
   minority interest
   and extraordinary
   item              $ 32.6  $ 140.4  $ 123.9    $ 161.2    $ (87.1)   $(53.9)
Add
  Portion of rents
   representative
   of the interest
   factor               3.2      6.8     12.6       13.4       13.6       2.2
 Interest on
   indebtedness
   inclusive of
   amortization
   of deferred
   financing charges   34.6     40.8     41.6       63.9      169.8      51.9
                     ------  -------  -------    -------    -------    ------
     Income as
      adjusted       $ 70.4  $ 188.0  $ 178.1    $ 238.5    $  96.3    $   .2
                     ======  =======  =======    =======    =======    ======
Fixed charges
 Interest on
   indebtedness
   inclusive of
   amortization
   of deferred
   financing charges $ 34.6  $  40.8  $  41.6    $  63.9    $ 169.8    $ 51.9
 Interest capitalized    .4      7.6     13.7       39.1       74.1      17.2
 Portion of rents
   representative of
   the interest factor  3.2      6.8     12.6       13.4       13.6       2.2
 Preferred dividends,
   as adjusted for
  income taxes          6.4      4.4        -          -       52.9      18.6
                     ------  -------  -------    -------    -------    ------
     Fixed charges   $ 44.6  $  59.6     67.9(a) $ 116.4(a) $ 310.4(a) $ 89.9
                     ======  =======  =======    =======    =======    ======
Ratio of earnings to
  combined fixed
  charges and
  preferred stock
  dividends             1.6      3.2      2.6        2.0          -(b)      -(b)
                     ======  =======  =======    =======    =======    ======
__________________
(a) Fixed charges for the year ended December 31, 1997, 1998, and 1999 exclude interest cost of $.5 million, $12.2 million and $6.8 million,
    respectively,   related  to  the  debt  of  joint  venture   companies
    guaranteed by R&B Falcon Corporation.
(b) For  the year ended December 31, 1999 and the three months ended March
    31, 2000, earnings did not cover fixed charges by $214.1 million and $89.7 million, respectively.